Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officers of Granite Construction Incorporated (the “Company”) do hereby certify to such officers’ knowledge that:

(i) The Annual Report on Form 10-K for the year ended December 31, 2009 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company.

Dated: February 25, 2010 Dated: February 25, 2010	/s/ William G. Dorey
William G. Dorey
President and Chief Executive Officer /s/ LeAnne M. Stewart
LeAnne M. Stewart
Senior Vice President
and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Granite Construction Incorporated and will be retained by Granite Construction Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.